UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MATTERSIGHT CORPORATION
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200 S. Wacker Drive, Suite 820 Chicago, Illinois 60606

April 5, 2012

Dear Mattersight Stockholder:

On behalf of the board of directors and management of Mattersight Corporation, I cordially invite you to attend the 2012 Annual Meeting of Mattersight’s stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Central Time on Thursday, May 17, 2012, at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018.

At this year’s Annual Meeting, the agenda includes the proposed election of two current Class I Directors and the ratification of Mattersight’s independent public accountants for the 2012 fiscal year. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions. You may also obtain more information about Mattersight from documents we have filed with the Securities and Exchange Commission.

Our board of directors recommends that you vote “FOR” the election of the two directors identified herein and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors. The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the 2012 fiscal year must be approved by the affirmative vote of holders of a majority of shares of Mattersight stock outstanding and entitled to vote as of the record date and present in person or represented by proxy at the Annual Meeting.

On behalf of our board of directors, we thank you for your continued support of Mattersight. We encourage you to read the accompanying proxy statement and vote promptly. To ensure that your shares are represented at the Annual Meeting, whether or not you plan to attend in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet, or by signing, dating, and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

/s/ Kelly D. Conway
Kelly D. Conway
President and Chief Executive Officer

This proxy statement, dated April 5, 2012, is first being made available to stockholders on or about April 5, 2012. This year, we are pleased to be providing our stockholders with proxy materials over the Internet. By using this method of delivery, we are able to provide these important materials in an expedited manner while reducing our costs and the environmental impact of our Annual Meeting.

MATTERSIGHT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2012

The Annual Meeting of Mattersight Corporation, a Delaware corporation (referred to herein as the “Company,” “Mattersight,” “we,” “us,” or “our” as the context requires), will be held at 9:00 a.m. Central Time on Thursday, May 17, 2012, at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018, for the following purposes:

1.	To elect two Class I directors to serve for an ensuing term of three years;

2.	To ratify the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only holders of record of shares of Mattersight Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of Mattersight 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”; together with the Common Stock, “Mattersight Stock”), at the close of business on March 22, 2012 (the “Record Date”) may vote at the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at Mattersight’s offices at 200 S. Wacker Drive, Suite 820, Chicago, Illinois, during normal business hours, for ten days prior to the Annual Meeting.

This year, we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing stockholders a notice instead of a printed copy of this proxy statement and our 2011 Annual Report. Our proxy statement and 2011 Annual Report are available at http://www.proxyvote.com. You may also request hard copies of these documents free of charge by writing to: Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606 or call 877-235-6925.

To vote your shares, please follow the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail. If you vote by telephone or via the Internet, you need not return a proxy card. You may revoke your proxy at any time before your shares are voted at the meeting by notifying Mattersight’s Corporate Secretary in writing or by validly submitting another timely proxy by telephone, Internet, or mail. If you are present at the meeting, you may vote your shares in person, which will supersede your proxy. If you hold shares through a broker or other custodian, please check the voting instructions provided to you by that broker or custodian.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote at your earliest convenience. Your vote before the Annual Meeting will ensure representation of your shares at the Annual Meeting, even if you are unable to attend.

By Order of the Board of Directors,

/s/ Christine R. Carsen
Christine R. Carsen
Vice President, General Counsel and Corporate Secretary

Chicago, Illinois

April 5, 2012

QUESTIONS AND ANSWERS ABOUT THE 2012 ANNUAL MEETING

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the Annual Meeting to be held at the Hilton Rosemont at 5550 North River Road, Rosemont, Illinois 60018 on Thursday, May 17, 2012, at 9:00 a.m. Central Time, or at any postponement or adjournment thereof. The proxy materials, together with a copy of Mattersight’s Annual Report, are first being made available to our stockholders beginning on or about April 5, 2012.

The purpose of the Annual Meeting is for our stockholders to consider and vote upon the election of two Class I directors to serve for an ensuing term of three years and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year. This proxy statement summarizes the information you need to vote at the Annual Meeting. The following is intended to address questions you might have regarding the Annual Meeting.

How may I receive proxy materials?

This year, we are pleased to be using the Securities and Exchange Commission “e-proxy” rule that allows companies to furnish their proxy materials over the Internet instead of mailing printed copies of the proxy materials to each stockholder. As a result, we are mailing our stockholders a notice about the Internet availability of the proxy materials (the “Notice of Internet Availability”) that contains instructions on how to access this proxy statement, the accompanying Notice of Annual Meeting and our 2011 Annual Report online. If you received the Notice of Internet Availability, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials and how you may submit your proxy. The notice also contains instructions on how stockholders may, if desired, request a printed copy of our proxy materials.

How does our board of directors recommend that our stockholders vote?

After careful consideration, our board of directors recommends that you vote “FOR” the election of the two Class I directors identified herein and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year.

Who is entitled to vote at the Annual Meeting?

Only holders of record of shares of Mattersight Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of Mattersight 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”; together with the Common Stock, “Mattersight Stock”), at the close of business on March 22, 2012 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, 18,424,287 shares of Mattersight Stock, comprising 16,753,591 shares of Common Stock and 1,670,696 shares of Series B Stock, were outstanding and entitled to be voted at the Annual Meeting. Each share of Mattersight Stock entitles the holder to one vote and both classes of Mattersight Stock will vote together as a single class on the election of two Class I directors to serve for an ensuing term of three years and the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary to hold a valid Annual Meeting. A quorum will be present at the Annual Meeting if the holders of a majority of the 18,424,287 shares of Mattersight Stock outstanding and entitled to vote generally in the election of directors on the Record Date are present, either in person or by proxy. Abstentions and broker-non-votes are counted for purposes of a quorum. Your shares are counted as present if you attend the meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be also counted for purposes of establishing a quorum.

What is the difference between routine vs. non-routine matters?

The election of directors is considered to be a non-routine matter under applicable rules. Because a broker cannot vote without instructions on non-routine matters, there may be broker non-votes on this proposal. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year is considered to be a routine matter under applicable rules. A broker may generally vote on routine matters, and therefore, there should be no broker non-votes in connection with this proposal.

What vote is required to approve each of the proposals?

Our organizational documents do not provide for cumulative voting for directors. Therefore, the nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees for the two director seats who receive the most affirmative votes of shares outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting will be elected to serve as directors. Abstentions and broker non-votes will have no effect on the election of directors.

The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants must be approved by the affirmative vote of holders of a majority of shares of Mattersight Stock outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting. An abstention will have the same effect as voting “AGAINST” this proposal. Because this is considered to be a routine matter under applicable rules, there should be no broker non-votes in connection with this proposal.

How do I vote or change my vote?

You may vote in person at the Annual Meeting or by proxy through the Internet, by telephone, or by mail. Likewise, you may revoke your proxy at any time before the voting at the Annual Meeting following proper procedure.

Voting in Person—If you hold shares in your name as a stockholder of record and plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting or you may give us a signed proxy card before voting is closed. If you would like to attend the Annual Meeting, please bring proof of identification with you to the Annual Meeting. Even if you plan to attend the Annual Meeting, we strongly encourage you to submit a proxy for your shares in advance as described below, so your vote will be counted if you later decide not to attend. If your shares are held in “street name,” which means your shares are held of record by a broker, bank, or other nominee, and you wish to vote in person at the Annual Meeting, you must bring to the Annual Meeting a proxy from the record holder of the shares (your broker, bank, or nominee) authorizing you to vote at the Annual Meeting. To do this, you should contact your broker, bank, or nominee.

Voting by Proxy—If you are a holder of record of Mattersight Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods:

•

Through the Internet: Go to the website www.proxyvote.com and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card, at any time before 11:59 p.m. Eastern Time on May 16, 2012. Instructions are also provided on the website.

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By Telephone: Call 1-800-690-6903 on a touch-tone telephone from anywhere within the United States or Canada at any time before 11:59 p.m. Eastern Time on May 16, 2012, and follow the instructions included with the Notice of the Annual Meeting or, if applicable, on your proxy card. Instructions are also provided by recorded telephone message.

•	By Mail: You may also complete, sign, and mail your proxy card using the instructions provided on it.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number before your proxy will be accepted. This number is included either with the Notice of the Annual Meeting or, if applicable, on your proxy card. Once you have indicated how you want to vote in accordance with the instructions provided, you will receive a confirmation that your proxy has been successfully submitted.

Properly executed proxies that do not contain specific voting instructions will be voted “FOR” the election of the nominees for director shown under “PROPOSAL #1: ELECTION OF DIRECTORS—Nominees,” and “FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year.

Revocation of Proxy—Submitting a proxy on the enclosed form does not preclude a stockholder from voting in person at the Annual Meeting. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	voting again at a later date by telephone or through the Internet—your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;

•	submitting a new proxy that is properly signed with a later date;

•	sending a properly signed written notice of your revocation to Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

If your shares are held in street name through a broker, bank, or other nominee, then you must contact your broker, bank, or nominee to revoke your proxy.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Mattersight Stock are held in “street name,” you will receive instructions from your broker, bank, or other nominee that you must follow in order to have your shares voted. Your broker or nominee is permitted to use discretion to vote your shares on routine matters if you fail to provide instructions. Your broker or nominee is not permitted to vote your shares on non-routine matters without your instructions. Shares that are not permitted to be voted by your broker are called “broker non-votes.”

The election of directors is considered to be a non-routine matter under applicable rules. As a result, without your instruction, your broker will not be able to vote your shares on the election of directors, which will result in broker non-votes. Broker non-votes will not be counted in the election of directors and therefore will have no effect on the election of directors. The ratification of the appointment of Grant Thornton LLP as our independent public accountants for the 2012 fiscal year is considered to be a routine matter under applicable rules. Because brokers may generally vote on routine matters, there should be no broker non-votes in connection with this proposal.

How are proxies solicited?

This proxy solicitation is being made and paid for by Mattersight on behalf of its board of directors. Our directors, officers, and employees may solicit proxies by personal interview, mail, email, telephone, facsimile, or other means of communication. These directors, officers, and employees will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Mattersight Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for doing this.

What does it mean if I get more than one proxy card?

If your shares are registered differently and are in more than one account, then you might receive more than one proxy card. Please complete, sign, date, and return all of the proxy cards you receive regarding the Annual Meeting to ensure that all of your shares are voted.

How are proxies counted?

On all matters, each share has one vote. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who receive the greatest number of votes will be elected as directors. Neither abstentions nor broker non-votes will be treated as votes in the election of directors and therefore will have no effect on this proposal. The ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants for the 2012 fiscal year must be approved by the affirmative vote of holders of a majority of shares of Mattersight Stock outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting. An abstention will have the same effect as voting “AGAINST” the ratification of the appointment of Grant Thornton LLP as the Company’s independent public accountants. Because this is considered to be a routine matter under applicable rules, there should be no broker non-votes in connection with this proposal.

When may a meeting be adjourned?

When any meeting is convened, the presiding officer, if directed by our board of directors, may adjourn or postpone the meeting if (i) no quorum is present for the transaction of business or (ii) our board of directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that our board of directors determines has not been made sufficiently or timely available to stockholders or otherwise to effectively exercise their voting rights. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies in order to achieve a quorum will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Who may I contact regarding additional questions?

If you have more questions about any of the proposals on the Annual Meeting agenda, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, you should contact Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606 or call 877-235-6925.

PROPOSAL #1: ELECTION OF DIRECTORS

Our board of directors is divided into three classes of directors, each of which is elected for a three-year term. Only one class of directors stands for election at each annual meeting of Mattersight’s stockholders. At this year’s Annual Meeting, the Class I directors stand for election. Two directors, Tench Coxe and John T. Kohler, have been nominated by the independent members of our board of directors (the “Nominating Directors”) to stand at the Annual Meeting for election to a three-year term expiring at the 2015 annual meeting of stockholders, for the reasons described below. If for any reason either of these nominees becomes unable or is unwilling to serve at the time of the meeting, then the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee selected by the Nominating Directors. It is not anticipated that either of the nominees will be unavailable for election.

Vote Required for the Election of Directors

The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the most affirmative votes of shares outstanding and entitled to vote as of the Record Date and present in person or represented by proxy at the Annual Meeting will be elected to serve as directors.

Recommendation of Our Board of Directors

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF TENCH COXE AND JOHN T. KOHLER.

Director Qualifications

Our board of directors consists of eight directors, each of whom is well-qualified to serve on our board of directors and represent our stockholders’ best interests. As described below under the caption “Selection of Director Nominees,” the Nominating Directors select nominees with a view to establishing a board of directors that is comprised of members who:

•	have the highest professional and personal ethics, consistent with our values and standards;

•	are committed to enhancing stockholder value;

•	have sufficient time to carry out their duties;

•	provide insight and practical wisdom based on experience; and

•	are capable of representing the interests of all stockholders.

We believe that each of the director nominees and other directors brings these qualifications to our board of directors. Moreover, they provide a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that contribute to an effective board of directors, as well as public board experience, and knowledge of the technology industry and our business.

The following describes the key qualifications, business skills, experience, and perspectives that each of our directors brings to the board of directors, in addition to the general qualifications described above and the information included in the biographical summaries provided below:

•

Kelly D. Conway: Twelve years’ service as the Chief Executive Officer of the Company, with extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, financial position, and management team.

•

Tench Coxe: Eleven years’ service as the Chairman of the Board, with extensive knowledge of, and experience with, the information-technology industry and our operations, strategy, and financial position; 25 years’ experience in the venture capital business; and extensive experience on public company boards.

•

Philip R. Dur: Fifteen years’ experience in venture capital and private equity, including service as a Managing Director of Investor Growth Capital; significant experience working with growth-oriented software companies as an investor; served as a director or observer to over a dozen software businesses.

•

Henry J. Feinberg: Experience as Executive Chairman, Chief Executive Officer, and in a number of other senior management capacities, at various private and public corporations, as well as being a partner at a technology venture capital fund.

•

John T. Kohler: Experience as the Chief Executive Officer of a publicly-held technology and consulting company; over 30 years’ experience in other executive capacities; past experience on public company boards, including audit and compensation committees; and deep knowledge of our operations.

•

David B. Mullen: Fifteen years’ experience as a Chief Financial Officer, and over 25 years’ experience in other executive capacities at publicly-held technology companies; past experience on public company boards, particularly on audit committees; and strong financial acumen.

•

Michael J. Murray: Over 30 years of banking and finance experience, including service as the President of Global Corporate Investment Banking at Bank of America; extensive experience on public company boards; and deep knowledge of the Company.

•

John C. Staley: Experience as the Managing Partner—Lake Michigan Area of Ernst & Young LLP; extensive experience on public company boards, particularly on audit committees; strong financial acumen; and deep knowledge of the Company.

Nominees

Class I Directors: Current Terms Expiring at the 2012 Annual Meeting and New Terms Expiring at the 2015 Annual Meeting

Tench Coxe, age 54, is a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, and has held that position since 1987. He has been in the venture capital investing business for 25 years. Mr. Coxe is a director of NVIDIA Corporation (NASDAQ: NDVA) and various private companies. He has been a director of Mattersight and the Chairman of the Board since February 2000.

John T. Kohler, age 65, is the former President and Chief Executive Officer of Technology Solutions Company (TSC) (Mattersight spun off from TSC in February 2000). Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993, and became President and Chief Operating Officer in 1994. He has been a General Partner of American Home Technology since 2000. Mr.  Kohler has been a director of Mattersight since May 1999.

Other Directors

Class II Directors: Current Terms Expiring at the 2013 Annual Meeting

Philip R. Dur, age 39, is a Managing Director of Investor Growth Capital (IGC). He has been involved in venture capital and private equity since 1995 and joined IGC’s technology investment team in 2004. Prior to joining IGC, Mr. Dur spent four and a half years with Morgan Stanley Venture Partners and two years with Morgan Stanley Capital Partners. He currently serves as a director of a number of private companies. He has been a director of Mattersight since December 2011 and was elected in connection with our sale of Common Stock to affiliates of IGC in a private placement on December 19, 2011.

Henry J. Feinberg, age 60, is Executive Chairman of Yield Management Systems located in Chicago, Illinois. Previously, Mr. Feinberg was a Partner at Technology Crossover Ventures, a venture capital firm located in Palo Alto, California. He currently serves as a director of a privately-held company. He has been a director of Mattersight since May 2007.

John C. Staley, age 70, is the former Managing Partner—Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 to his retirement in June 2001. Mr. Staley is presently a director of Hospira, Inc. (NYSE: HSP) and Nicor Inc. (NYSE: GAS), as well as various private companies. In the past five years, Mr. Staley also served on the board of CenterPoint Energy, Inc. (NYSE: CNP). He has been a director of Mattersight since August 2002.

Class III Directors: Current Terms Expiring at the 2014 Annual Meeting

Kelly D. Conway, age 55, is the President and Chief Executive Officer of Mattersight, a position he has held since its incorporation in May 1999 as a subsidiary of TSC. Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995, and became Group President in October 1998. He has been a director of Mattersight since May 1999.

David B. Mullen, age 61, is the former Executive Vice President and Chief Financial Officer of Navteq Corporation, having held that position from December 2002 to January 2010. Navteq was acquired by Nokia Corporation (NYSE: NOK) in July 2008 and is now a wholly-owned subsidiary thereof. Including his service with Navteq, he has over twenty-five years of experience as an executive for technology companies. Mr. Mullen currently acts as an independent consultant. He serves as a director of Avid Technology, Inc. (NASDAQ: AVID) and has been a director of Mattersight since March 2009.

Michael J. Murray, age 67, retired in July 2000 as President of Global Corporate and Investment Banking at Bank of America Corporation (NYSE: BAC), a position he had held since 1998. Mr. Murray has over 30 years’ experience in banking, including heading Bank of America’s Global Wholesale Bank, with responsibility for its business with large corporate, international, and government clients around the world. He currently serves as a director of Con-Way Inc. (NYSE: CNW), a publicly-traded transportation company, and serves on Con-Way’s Compensation and Nominating Committees. He also serves on the Advisory Board of a venture capital firm and a private equity firm. Mr. Murray has been a director of Mattersight since June 1999.

BOARD LEADERSHIP AND CORPORATE GOVERNANCE

The business and affairs of Mattersight are managed under the direction of our board of directors. Our board of directors has responsibility for establishing broad corporate policies relating to the overall performance of Mattersight, rather than managing day-to-day operating details. Members of our board of directors stay informed of our business and operations by participating in quarterly board and committee meetings and through discussions with the Chief Executive Officer and other members of the executive management team.

Corporate Governance

Having been elected by our stockholders, it is the responsibility of our board of directors to govern the Company’s business and affairs. Our board of directors approves the executive management team, acts as an advisor to executive management, and monitors the performance of executive management and the Company. Our board of directors reviews the Company’s corporate strategy, financial objectives, and operating plans, and is responsible for overseeing risk management and internal compliance.

Board Independence

The listing standards of The NASDAQ Stock Market LLC (“NASDAQ”) require that each board of directors have a majority of independent directors. Therefore, with respect to each director, our board of directors has made a determination as to whether or not the director qualifies as independent. Under our independence determination procedure, no director may qualify as independent unless our board of directors affirmatively determines that (1) the director meets NASDAQ’s independence standards, and (2) based on a review of all of the facts and circumstances of each non-management director’s relationship with Mattersight, there is no business, commercial, or personal relationship that would impact the performance by the director of his board duties.

Our board of directors has determined that seven of the Company’s eight directors—Messrs. Coxe, Dur, Feinberg, Kohler, Mullen, Murray, and Staley—are independent, constituting a majority of the Board as required by NASDAQ rules. Mr. Conway is not independent because he is Mattersight’s President and Chief Executive Officer.

Board Leadership Structure

Our board of directors is led by an independent Chairman, Mr. Coxe. Our Chief Executive Officer, Mr. Conway, is the only member of our board of directors who is not an independent director. Mattersight believes that this is the most appropriate structure for the Company in light of the differences between the roles of Chairman of the Board and Chief Executive Officer. The Chief Executive Officer is responsible for setting the strategic direction of the Company and for the day-to-day leadership and performance of the Company, whereas the Chairman of the Board provides guidance to the Chief Executive Officer. Furthermore, this structure enhances the accountability of the Chief Executive Officer to our board of directors and strengthens our board’s independence from management. We have had this leadership structure since our inception.

Board Oversight of Risk

Our executive management team is responsible for day-to-day risk management activities for the Company. Our board of directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the board. The Audit Committee of our board (the “Audit Committee”) is responsible for discussing with executive management policies with respect to financial risk and enterprise risk management. The Audit Committee also oversees the Company’s corporate compliance programs, including Section 404 compliance. The Compensation Committee of our board (the “Compensation Committee”) considers risks in connection with its design of compensation programs for our executives. The Nominating and Corporate Governance Committee of the board (the “Nominating and Corporate Governance Committee”) annually reviews the Company’s corporate governance principles and their implementation. In addition to each committee’s risk management oversight, our board of directors and its committees regularly engage in discussions of the most significant risks that the Company is facing and how these risks are being managed.

The Company’s General Counsel and Corporate Secretary reports directly to the Chief Executive Officer rather than the Chief Financial Officer, thereby providing the Chief Executive Officer with additional visibility to the Company’s risk profile. Our board of directors believes that the respective risk oversight functions served by the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, together with the efforts of the full board and the Chief Executive Officer in this regard, enable our board of directors to effectively oversee Mattersight’s risk management activities.

Board Meetings and Attendance

Our board of directors held four regularly-scheduled meetings and seven special meetings during the fiscal year ended December 31, 2011. Each of the incumbent directors attended 100% of the meetings of the board and of the board committees on which he served. Our board of directors met in executive session three times in 2011. Mattersight does not have a specific policy regarding board members’ attendance at its annual stockholders’ meetings, although attendance is encouraged. The 2011 Annual Meeting was attended by Messrs. Conway and Murray.

Selection of Director Nominees

Responsibility. The nominees for director for this year’s Annual Meeting were nominated by the Nominating Directors pursuant to the standing resolution of our board of directors, which provides that all nominees for membership on the board must be selected, or recommended to the full board for selection, by the Nominating Directors in accordance with the rules of NASDAQ. In light of the formation of the Nominating and Corporate Governance Committee in February 2012, henceforth, the Nominating and Corporate Governance Committee shall have responsibility for this function under the terms of its charter. Specifically, under its charter, the Nominating and Corporate Governance Committee is responsible for: (i) reviewing the suitability and qualifications of, approving, and recommending to the board of directors those persons to be nominated for election to the board at each annual meeting of stockholders, (ii) identifying, approving, and recommending to the board of directors potential director candidates in the event of a vacancy on the board of directors or an increase in the size of the board of directors, and (iii) reviewing and making recommendations, at least annually, to the board of directors regarding the appropriate size, performance, composition, duties, and responsibilities of the board of directors and the other committees of the board.

Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on our board of directors as described below under “Identifying and Evaluating Nominees for Directors”. Any stockholder nominations proposed for consideration by the Nominating Directors should include the nominee’s name and qualification for board membership. In addition, they must be submitted within the timeframe and to the address specified under “Submission of Stockholder Proposals for 2013” on page 44.

Identifying and Evaluating Nominees for Directors. In discharging its responsibilities to identify and nominate candidates for election to our board of directors, the Nominating and Corporate Governance Committee has not specified any minimum qualifications for serving on the board nor does it operate under a formal diversity policy. However, the Nominating and Corporate Governance Committee seeks to identify, evaluate, and approve candidates with a diversity of business experience and personal skills in technology, finance, marketing, financial reporting, and other areas that may be expected to contribute to an effective board. The Nominating and Corporate Governance Committee ensures that our board of directors is comprised of individuals who have experience relevant to the needs of Mattersight and who have the highest professional and personal ethics, consistent with our values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties. Each director must represent the interests of all stockholders.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, professional search firms (which may receive a fee), stockholders, or other persons. Such candidates are evaluated at regular or special meetings of our board of directors, and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider all properly submitted stockholder nominations for candidates for the board on the same basis as director-nominated candidates.

Board Committee Structure and Responsibilities

Our board of directors has three standing committees to assist it in the discharge of its responsibilities: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Audit Committee. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting) subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for us. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of NASDAQ. In connection with its duties, the Audit Committee regularly meets privately with our independent public accountants. The Audit Committee has adopted a policy for the receipt, retention, and treatment of complaints or concerns regarding accounting-related matters. See “Communications with the Board” on page 15. The Audit Committee operates under a written charter, the current version of which was adopted by our board of directors in November 2010. The Audit Committee reviews and reassesses the adequacy of its Charter annually. The Audit Committee Charter is available on our website, at www.Mattersight.com. A copy of the Audit Committee Charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

The Audit Committee, which met eight times during fiscal year 2011, currently has four members: Mr. Staley, who serves as Chairman, and Messrs. Murray, Mullen, and Kohler. Our board of directors has determined that each of Messrs. Kohler, Mullen, and Staley qualifies as an “audit committee financial expert”, as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002, and that Mr. Murray meets the financial literacy requirements of NASDAQ. All members of the Audit Committee meet NASDAQ’s independence standards.

A report of the Audit Committee appears later in this proxy statement on page 42.

Compensation Committee. The Compensation Committee, which met seven times during fiscal year 2011, currently has three members: Mr. Coxe, who serves as Chairman, and Messrs. Feinberg and Kohler. The Compensation Committee administers the Mattersight Corporation 1999 Stock Incentive Plan, as amended (the “1999 Plan”), reviews and acts with respect to stock incentive and other employee benefit plans, approves or makes recommendations to our board of directors with respect to the salary and annual incentive compensation of, and equity awards for, our executive officers, and assesses the risk associated with our material incentive compensation programs. In administering the 1999 Plan, the Compensation Committee may delegate certain of its duties to one or more of our officers as permitted by law and to the extent otherwise consistent with the terms of the 1999 Plan. The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the Company’s performance and the performance of the applicable executive, based on recommendations of our Chief Executive Officer (except with respect to his own compensation). The Compensation Committee operates under a written charter, which was adopted by our board of directors in February 2011. The Compensation Committee reviews and reassesses the adequacy of its Charter annually. The Compensation Committee Charter is available on our website, at www.Mattersight.com. A copy of the Compensation Committee Charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

A report of the Compensation Committee appears later in this proxy statement on page 24.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which was formed in February 2012, currently has three members: Mr. Murray, who serves as Chairman, and Messrs. Coxe and Dur. The Nominating and Corporate Governance Committee is directly responsible for considering, reporting, and making recommendations to our board of directors on matters relating to the selection and qualification of directors and candidates nominated to serve as directors, as well as other matters relating to the duties of the board of directors, the operation of the board of directors, and corporate governance. The Nominating and Corporate Governance Committee operates under a written charter, which was adopted by our board of directors in February 2012. The Nominating and Corporate Governance Committee will review and reassess the adequacy of its Charter annually. The Nominating and Corporate Governance Committee Charter is available on our website, at www.Mattersight.com. A copy of the Nominating and Corporate Governance Committee Charter may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

Communications with the Board

Stockholders wishing to communicate with our board of directors, any individual director, the Non-Employee Directors, or the Audit Committee may do so by writing to Mattersight’s Corporate Secretary at 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606. The Corporate Secretary will forward any communications as directed by the stockholder. Mattersight maintains a separate, internal system for the receipt of confidential communications from employees.

Code of Ethics

Mattersight has adopted a Code of Ethical Business Conduct, which sets the standard for ethics and compliance for all of its employees, including officers, and directors. The Code of Ethical Business Conduct is available on Mattersight’s website, at www.Mattersight.com. We will post any amendments to the Code of Ethical Business Conduct, or any waivers of its requirements, to that website. A copy of the Code of Ethical Business Conduct may also be obtained by sending a written request to the Corporate Secretary at Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

Transactions with Related Persons

Mattersight’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith, and based on merit alone. All Mattersight employees and directors are expected to observe high ethical standards in the performance of their duties and to observe all laws and regulations governing their business transactions and practices. If a situation arises that would constitute a related-party transaction as defined in applicable rules promulgated by the SEC, then the independent directors will review the propriety of, and approve or disapprove, such transaction.

In addition to the cash and equity compensation arrangements of our directors and executive officers discussed herein, the following is a description of our fiscal year 2011 related-party transactions, as defined in the applicable rules promulgated by the SEC.

Purchase Agreement. On December 19, 2011, we entered into a Purchase Agreement (the “Purchase Agreement”) with IGC Fund VI, L.P. (“IGC Fund”). Under its terms, on December 20, 2011, we sold and issued 1,252,609 shares (the “New Shares”), or 7.4%, of our Common Stock to IGC Fund at a price of $4.79 per share. The aggregate consideration received from the sale of the New Shares was approximately $6.0 million. Philip R. Dur, a Managing Director of IGC Fund, was elected to our board of directors in connection with the sale of the New Shares.

Registration Rights Agreement. On December 19, 2011, in connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with IGC Fund. Under its terms, we agreed to file a registration statement on Form S-3 with the SEC (the “Registration Statement”) to enable the resale of the New Shares as well as certain shares of Common Stock purchased by ICG from another stockholder of the Company. We filed the Registration Statement with the SEC on March 16, 2012.

Settlement Agreement. On December 19, 2011, we entered into a Settlement Agreement with various affiliates of Technology Crossover Ventures (“TCV”), a greater than 5% stockholder, to settle arbitration relating to the parties’ dispute regarding the effect of the sale of the Company’s Integrated Contact Solutions Business Unit (the “ICS Business”). Under the terms of the Settlement Agreement, we repurchased, as of December 20, 2011, all of the 1,872,805 shares of Series B Stock held by TCV for $8.60 per share plus accrued and unpaid dividends. We paid cash equal to $5.10 plus accrued and unpaid dividends per share, and issued promissory notes for $3.50 per share. The total amount of the transaction was $16.4 million, of which $9.9 million was paid in cash and $6.5 million was paid in the form of promissory notes. One of our directors, Henry J. Feinberg, is a former partner of TCV.

Promissory Notes with Former Holders of Series B Stock. On December 20, 2011, in connection with the Settlement Agreement, we issued promissory notes to various affiliates of TCV in the aggregate amount of approximately $6.5 million in partial consideration for the purchase of the Series B Stock held by TCV. The promissory notes accrue interest at the rate of 7% per annum and are payable on December 31, 2012. On December 27, 2011, we paid down $3.0 million of the promissory notes, leaving approximately $3.5 million in principal outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Mattersight’s directors and executive officers, as well as any persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish Mattersight with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to Mattersight and on written representations from certain reporting persons that no other reports were required, Mattersight believes that all required Section 16(a) reports filed during or for fiscal year 2011 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that one Form 4 reporting seven (7) transactions involving the sale of our Common Stock by Mr. Danson was filed approximately one month late, on September 15, 2011, due to an inadvertent administrative oversight.

DIRECTOR COMPENSATION

Meeting Attendance Fees

As agreed to by the Compensation Committee at its February 2009 meeting, during Mattersight’s fiscal year ended December 31, 2011, each Non-Employee Director received the following compensation for their attendance at meetings of the board of directors and the committees of which the Non-Employee Director is a member:

•	$750 for each meeting of the board of directors;

•	$1,000 for each Audit Committee meeting; and

•

$250 for each Compensation Committee meeting held in tandem with a meeting of the board of directors and $500 for each Compensation Committee meeting held apart from a meeting of the board of directors.

As agreed to by the board of directors at its February 2012 meeting, the members of the Nominating and Corporate Governance Committee will each receive $250 for each meeting held in tandem with a meeting of the board of directors and $500 for each meeting held apart from a meeting of the board of directors.

The Company also reimburses directors for their travel-related expenses incurred in attending meetings of the board of directors and its committees; however, Mattersight has adopted the practice of holding meetings of the board of directors and its committees by video conference, thereby minimizing reimbursements for these expenses.

Initial Grant and Annual Grants

In addition to meeting attendance fees, Non-Employee Directors are eligible to receive automatic grants of stock options under the 1999 Plan, which provides for each Non-Employee Director to receive: (i) an option to purchase 50,000 shares of Common Stock upon commencement of service as a director (an “Initial Grant”); and (ii) an option to purchase 5,000 shares of Common Stock on the day after each annual meeting of stockholders during which such service continues (an “Annual Grant”). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date and a maximum term of ten years. Each Initial Grant vests ratably over a period of 48 months from the end of the month following the grant date. Each Annual Grant vests over a period of 48 months, commencing with a vesting of 25% on May 31st of the year following the grant date and 6.25% on each quarterly vesting date thereafter.

In addition to the foregoing option grants, at its February 2009 meeting, as ratified by Unanimous Written Consent, the board of directors agreed to grant each of the then-current Non-Employee Directors an option to purchase 50,000 shares of Common Stock under the 1999 Plan. These stock options have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date, which was February 18, 2009, and a maximum term of ten years. Vesting occurs ratably over a period of 16 quarters, with the first quarterly vesting having occurred on February 28, 2009.

2011 Director Compensation

The following table summarizes the compensation granted to or earned by our Non-Employee Directors during 2011 for their service as members of our board of directors.

Name	Fees Earned	Option Awards (1)	Total
Tench Coxe	$10,750	$18,954	$29,704
Philip R. Dur(2)	—	$145,650	$145,650
Henry J. Feinberg	$10,750	$18,954	$29,704
John T. Kohler	$28,500	$18,954	$47,454
Michael J. Murray	$16,250	$18,954	$35,204
David B. Mullen	$26,000	$18,954	$44,954
John C. Staley	$25,250	$18,954	$44,204

(1)

Reflects the grant date fair value of the options granted during 2011, which was computed in accordance with FASB Accounting Standards Codification (“ASC”) 718. The assumptions used with respect to the valuation of option grants are set forth in our Form 10-K for the fiscal year ended December 31, 2011 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Fourteen – Stock-Based Compensation”.

The aggregate number of stock options outstanding for each Non-Employee Director as of December 31, 2011 is:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	108,188	22,812
Philip R. Dur	—	50,000
Henry J. Feinberg	97,188	22,812
John T. Kohler	120,168	22,812
Michael J. Murray	122,741	22,812
David B. Mullen	36,875	24,125
John C. Staley	91,686	22,812

(2)	Mr. Dur joined our board of directors in December 2011 and received an Initial Grant at that time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the most recent information reflected in Mattersight’s records regarding beneficial ownership of the Company’s Common Stock and Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Exchange Act) as of March 1, 2012, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of Series B Stock or Common Stock; (ii) each of the 2011 named executive officers of Mattersight; (iii) each of the directors of Mattersight; and (iv) all current executive officers and directors of Mattersight as a group. Series B Stock generally votes with Common Stock as a single class. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned. The applicable percentage of beneficial ownership is based on 1,670,696 shares of Series B Stock outstanding as of March 1, 2012 and 16,784,717 shares of Common Stock outstanding as of March 1, 2012. Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois, 60606.

	Common Stock			Series B Stock			Percent of Total Voting Power(1)(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class(1)(2)	Amount and Nature of Beneficial Ownership		Percent of Class
Tench Coxe and various entities affiliated with Sutter Hill Ventures	4,762,678	(1)(4)	26.3%	1,331,497	(5)	79.7%	25.8%
c/o Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94304
Investor AB	2,364,209	(6)	14.1%	—		—	12.8%
Arsenalsgatan 8c, S-103 32 Stockholm, Sweden
Kelly D. Conway	1,273,075	(1)	7.6%	3,862		*	6.9%
John A. Murphy and various entities affiliated with Alydar Partners, LLC	1,093,089	(7)	6.5%	—		—	5.9%
222 Berkeley Street, 17th Floor Boston, MA 02116
Peninsula Capital Management, LP, Peninsula Master Fund, Ltd., and Scott Bedford	1,114,183	(8)	6.6%	—		—	6.0%
235 Pine Street, Suite 1600 San Francisco, CA 94104
S Squared Technology, LLC	843,000	(9)	5.0%	—		—	4.6%
515 Madison Avenue New York, NY 10022
Christopher J. Danson	393,272	(1)(10)	2.3%	2,356		*	2.1%
Michael J. Murray	370,696	(1)	2.2%	23,243		1.4%	2.0%
Karen Bolton	196,846	(1)	1.2%	—		—	1.1%
John T. Kohler	130,857	(1)	*	—		—	*
John C. Staley	124,369	(1)	*	—		—	*
Tyson J. Marian(11)	120,162	(1)	*	—		—	*
Henry J. Feinberg	103,178	(1)	*	—		—	*
William B. Noon	66,944	(1)	*	234		*	*
David B. Mullen	49,418	(1)	*	—		—	*
Phillip R. Dur	4,167	(1)	*	—		—	*
All current directors and executive officers as a group (13 individuals)	8,732,502		49.2%	962,464		57.6%	47.3%

*	Less than 1%
(1)

Includes shares of Common Stock that may be acquired on or within 60 days after March 1, 2012 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 112,251 shares; Mr. Dur, 4,167 shares; Mr. Kohler, 124,231 shares; Mr. Feinberg, 101,251 shares; Mr. Mullen, 41,418 shares; Mr. Murray, 126,804 shares; Mr. Staley, 95,749 shares; Mr. Conway, 218,750 shares; Mr. Danson, 82,187 shares; Ms. Bolton 59,375 shares; Mr. Noon, 2,500 shares; and all current directors and executive officers of Mattersight as a group, 968,683 shares. With respect to each of these individuals and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2)

Includes shares of Common Stock that may be acquired within 60 days after March 1, 2012 through exercise of the conversion feature associated with the shares of Series B Stock held by such person or group, in the amounts reflected for such person or group in the preceding table under the heading “Series B Stock”. With respect to each of these persons and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(3)

Represents the aggregate number of shares of Common Stock and Series B Stock held by each of these persons and such group as a percentage of the aggregate number of issued and outstanding shares of Common Stock and Series B Stock, respectively.

(4)

Mr. Coxe is a managing director of the general partner of each of Sutter Hill Ventures, a California limited partnership, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 1,990,259 shares, 5,853 shares, and 14,847 shares, respectively, of Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of Common Stock held of record by such partnerships. In addition, this amount also includes 4,894 shares and 112,251 options to purchase Common Stock held by Mr. Coxe (Mr. Coxe shares pecuniary interest in these shares with other individuals pursuant to a contractual relationship); 173,001 shares held in The Coxe Revocable Trust, of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power; and 237,033 shares held by Rooster Partners, LP of which Mr. Coxe is a trustee of a trust which is the general partner. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest therein. Includes 23,005 shares held in The Anderson Living Trust of which David L. Anderson is the trustee, 72,453 shares held by Acrux Partners, LP of which Mr. Anderson is the trustee of a trust which is the general partner, 41,389 shares held by Anvest, L.P. of which Mr. Anderson is the trustee of a trust which is the general partner, and 13,100 shares held by a retirement trust for the benefit of Mr. Anderson. Mr. Anderson disclaims beneficial ownership of the living trust’s and the limited partnerships’ shares except to the extent of his pecuniary interest therein. Includes 85,132 shares held in The Baker Revocable Trust of which G. Leonard Baker, Jr. is a trustee and 85,838 shares held by Saunders Holdings, L.P. of which Mr. Baker is a trustee of a trust which is the general partner. Mr. Baker disclaims beneficial ownership of the trust’s and the limited partnership’s shares except to the extent of his pecuniary interest therein. Includes 168,679 shares held in The William H. Younger, Jr. Revocable Trust of which William H. Younger is the trustee, 19,759 shares held by a retirement trust for the benefit of Mr. Younger, and 10,849 shares held by Yovest, L.P. of which Mr. Younger is the trustee of a trust which is the general partner. Mr. Younger disclaims beneficial ownership of the revocable trust’s and the limited partnership’s shares except to the extent of his pecuniary interest therein. Includes 56,672 shares held in the Gregory P. and Sarah J.D. Sands Trust Agreement of which Gregory P. Sands is a trustee, 6,697 shares held in the Gregory P. Sands Charitable Remainder Unitrust of which Mr. Sands is the trustee, and 980 shares held by a retirement trust for the benefit of Mr. Sands. Mr. Sands disclaims beneficial ownership of the trust agreement’s and the unitrust’s shares except to the extent of his pecuniary interest therein. Includes 1,671 shares owned by James C. Gaither individually, 36,726 shares held in The Gaither Revocable Trust of which Mr. Gaither is the trustee, and 1,785 shares held by Tallack Partners, L.P. of which Mr. Gaither is the trustee of a trust which is the general partner. Mr. Gaither disclaims beneficial ownership of the trust’s and the limited partnership’s shares except to the extent of his pecuniary interest therein. Includes 115,628 shares held in The White Family Trust of which James N. White is a trustee and 4,974 shares held by a retirement trust for the benefit of Mr. White. Mr. White disclaims beneficial ownership of the family trust’s shares except to the extent of his pecuniary interest therein. Includes 94,227 shares held in the Jeffrey W. and Christina R. Bird Trust Agreement of which Jeffrey W. Bird is a trustee. Mr. Bird disclaims beneficial ownership of the trust agreement’s shares except to the extent of his pecuniary interest therein. Includes 24,399 shares held in The David and Robin Sweet Living Trust of which David E. Sweet is a trustee and 7,663 shares held by a retirement trust for the benefit of Mr. Sweet. Mr. Sweet disclaims beneficial ownership of the living trust’s shares except to the extent of his pecuniary interest therein. Includes 16,402 shares held in the Sheehan 2003 Trust of which Andrew T. Sheehan is a trustee. Mr. Sheehan disclaims beneficial ownership of the trust agreement’s shares except to the extent of his pecuniary interest therein. Includes 5,015 shares held in the Speiser Trust Agreement of which the reporting person is a trustee. The reporting person disclaims beneficial ownership of the trust agreement’s shares except as to the reporting person’s pecuniary interest therein.

(5)

Sutter Hill Ventures, a California limited partnership, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P. hold of record 735,514 shares, 8,854 shares, and 22,418 shares, respectively, of Series B Stock. Mr. Coxe is a managing director of the general partner of each of these entities. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of Series B Stock held of record by such partnerships. Also includes 165,983 shares held in The Coxe Revocable Trust of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest therein. Includes 5,150 shares held in The Anderson Living Trust of which David L. Anderson is the trustee, 42,309 held by Acrux Partners, LP of which Mr. Anderson is a trustee of a trust which is the general partner, 28,020 shares held by Anvest, L.P. of which Mr. Anderson is the general partner, and 4,559 shares held by a retirement trust for the benefit of Mr. Anderson. Mr. Anderson disclaims beneficial ownership of the living trust’s and the limited partnerships’ shares except to the extent of his pecuniary interest therein. Includes 24,109 shares held in The Baker Revocable Trust of which G. Leonard Baker, Jr. is a trustee and 59,103 shares are held by Saunders Holdings, L.P. of which Mr. Baker is a general partner. Mr. Baker disclaims beneficial ownership of the trust’s and the limited partnership’s shares except to the extent of his pecuniary interest therein. Includes 88,267 shares held in The William H. Younger, Jr. Revocable Trust of which William H. Younger is the trustee. Mr. Younger disclaims beneficial ownership of the revocable trust’s shares except to the extent of his pecuniary interest therein. Includes 27,399 shares held in the Gregory P. and Sarah J.D. Sands Trust Agreement of which Mr. Sands is a trustee. Mr. Sands disclaims beneficial ownership of the trust agreement’s shares except to the extent of his pecuniary interest therein. Includes 10,092 shares owned by James C. Gaither individually and 7,663 shares held in The Gaither Revocable Trust of which Mr. Gaither is the trustee. Mr. Gaither disclaims beneficial ownership of the trust’s shares except to the extent of his pecuniary interest therein. Includes 48,979 shares held in The White Family Trust of which James N. White is a trustee. Mr. White disclaims beneficial ownership of the family trust’s shares except to the extent of his pecuniary interest therein. Includes 31,847 shares held in the Jeffrey W. and Christina R. Bird Trust Agreement of which Jeffrey W. Bird is a trustee. Mr. Bird disclaims beneficial ownership of the trust agreement’s shares except to the extent of his pecuniary interest therein. Includes 16,660 shares held in The David and Robin Sweet Living Trust of which David E. Sweet is a trustee. Mr. Sweet disclaims beneficial ownership of the living trust’s shares except to the extent of his pecuniary interest therein. Includes 2,717 shares held in the Sheehan 2003 Trust of which the reporting person is a trustee. Mr. Sheehan disclaims beneficial ownership of the trust agreement’s shares except to the extent of his pecuniary interest therein. Includes 1,854 shares held in the Speiser Trust Agreement of which the reporting person is a trustee. Mr Speiser disclaims beneficial ownership of the trust agreement’s shares except as to the reporting person’s pecuniary interest therein.

(6)

This information has been derived from a Schedule 13D filed with the SEC on December 27, 2011 with respect to Common Stock beneficially owned as of December 27, 2011. Based on the information contained therein, Investor AB, a limited liability company incorporated under the laws of Sweden, through one or more intermediate entities, possesses the sole power to vote and the sole power to direct the disposition of the 2,364,209 shares of Common Stock held in the name of IGC Fund VI, L.P.

(7)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G/A filed with the SEC on February 13, 2012 with respect to Common Stock beneficially owned as of December 31, 2011. Based on the information contained therein, John A. Murphy shares voting and investment power with respect to 1,093,089 shares. Mr. Murphy is a managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies, which own and share voting and investment power with respect to 316,484 shares and 1,093,089 shares, respectively, of Common Stock. Alydar Capital, LLC is the general partner of Alysheba Fund, L.P., Alysheba QP Fund, L.P., Alysun Fund, L.P., and Alysun QP Fund, L.P. Alydar Partners, LLC is the investment manager of Alysheba Fund, L.P. (which owns and has sole voting and investment power with respect to 7,987 shares of Common Stock), Alysheba QP Fund, L.P. (which owns and has sole voting and investment power with respect to 245,307 shares of Common Stock), Alysun Fund, L.P. (which owns and has sole voting and investment power with respect to 7,172 shares of Common Stock), Alysun QP Fund, L.P. (which owns and has sole voting and investment power with respect to 56,018 shares of Common Stock), Alysun Fund Limited (which owns and has sole voting and investment power with respect to 17,217 shares of Common Stock), and Alysheba Fund Limited (which owns and has sole voting and investment power with respect to 759,388 shares of Common Stock). Mr. Murphy disclaims beneficial ownership of all such shares.

(8)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G/A filed with the SEC on February 8, 2012 with respect to Common Stock beneficially owned as of December 31, 2011. Based on the information contained therein, Peninsula Capital Management, LP, Peninsula Master Fund, Ltd. and its affiliate, Scott Bedford, beneficially own and share voting and investment power with respect to 1,114,183 shares of Common Stock.

(9)

This information, which is not within the direct knowledge of Mattersight, has been derived from a Schedule 13G/A filed with the SEC on February 14, 2012 with respect to Common Stock beneficially owned as of December 31, 2011. Based on the information contained therein, Seymour L. Goldblatt and Kenneth A. Goldblatt share sole voting and investment power with respect to 843,000 shares of Common Stock, including 166,698 shares beneficially owned by S Squared Capital II Management, LLC and 676,302 shares beneficially owned by S Squared Technology, LLC. Seymour L. Goldblatt and Kenneth A. Goldblatt disclaim beneficial ownership of all such shares, except to the extent of their pecuniary interest therein.

(10)	Includes 333 shares of Common Stock held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.
(11)	Mr. Tyson’s employment as Vice President of Marketing and Chief Strategy Officer terminated effective February 6, 2012. Reflects information within the direct knowledge of Mattersight as of such date.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of our other filings under the Exchange Act or the Securities Act, before or after the date of this proxy statement, that incorporate future SEC filings made by us, none of the information under the following “Report of the Compensation Committee” or “Report of the Audit Committee” will be incorporated by reference into any of our other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses, which are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in Mattersight’s 2012 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in Mattersight’s 2012 Notice of Annual Meeting and Proxy Statement for filing with the SEC.

Tench Coxe, Chair

Henry J. Feinberg

John T. Kohler

COMPENSATION AND RISK

In early 2012, we conducted a risk assessment of our compensation policies and practices for all employees, including our executive officers. We reviewed our employee compensation plans and programs, and noted numerous design elements that manage and mitigate risk without diminishing the incentive nature of the compensation, including: a balanced mix between cash and equity and between annual and longer-term incentives; and the use of discretionary and qualitative factors in the granting of individual incentive- and commission-based awards.

We also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: highly leveraged payout curves; unreasonable thresholds; awards with unlimited upside and no downside risk; and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. We concluded that our compensation programs do not include such design features. Finally, we analyzed our overall enterprise risks and whether our compensation programs have the potential to impact individual behavior in a manner that could exacerbate these enterprise risks. We concluded that our compensation programs are structured in a way that does not exacerbate enterprise risk. Based on our review, we believe that our employee compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Mr. Coxe, who serves as Chairman, and Messrs. Feinberg and Kohler. None of Messrs. Coxe, Feinberg, or Kohler is a current or former officer or employee of Mattersight and none has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act, as amended. During the last fiscal year, no executive officer of Mattersight served on the board of directors or compensation committee of any other company whose executive officers served as a director or member of the Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the fiscal year 2011 compensation program for our principal executive officer, our principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving as executive officers as of December 31, 2011 (collectively, the “Named Executive Officers”). These individuals were:

•	Kelly D. Conway, President and Chief Executive Officer;

•	William B. Noon, Vice President and Chief Financial Officer;

•	Karen Bolton, Executive Vice President of Client Management (effective May 31, 2011);

•	Christopher J. Danson, Executive Vice President of Delivery (effective May 31, 2011); and

•	Tyson J. Marian, Former Vice President of Marketing and Chief Strategy Officer

(hired and effective June 6, 2011 through February 6, 2012).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal year 2011. It also provides an overview of our executive compensation objectives and challenges, as well as our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at its specific compensation decisions for our Named Executive Officers, including the key factors considered by the Compensation Committee in setting their compensation.

Our compensation philosophy has been focused on supporting and enabling the Company’s transformation from a consulting services company to an analytics and managed services company. The Company has kept cash compensation (base salaries plus bonuses) relatively low compared to market-competitive cash compensation to conserve cash, and has granted restricted stock awards to incentivize management to build a high-growth, high-recurring-revenue business.

The Compensation Committee oversees our executive compensation program, reviews and approves the corporate goals and objectives relevant to the compensation of the Named Executive Officers and other executive officers of the Company (collectively, “Executives”), evaluates the performance of the Executives in light of those goals and objectives, and sets the Executives’ compensation level based on this evaluation. The Compensation Committee also reviews and approves all compensation programs applicable to the Executives, including all forms of salary paid to Executives and the grant of all forms of bonus and stock compensation provided to the Executives. In addition, the Compensation Committee is responsible for approving any new Executive compensation plan or any material change to an Executive existing compensation plan, whether or not subject to stockholder approval, and making recommendations to the board of directors with respect to the Company’s Executive incentive compensation plans and equity-based plans subject to stockholder approval. None of the directors that serve on the Compensation Committee are officers or employees of Mattersight.

Compensation Program

Overview. The objective of the compensation program for our Executives (the “Compensation Program”) is to support and enable the Company’s transformation from a consulting services company to an analytics services company. In order to support this objective, the Compensation Committee reviews and approves all elements of compensation for each Named Executive Officer, taking into account recommendations from Mattersight’s Chief Executive Officer (for compensation other than his own), as well as competitive market guidance provided at the request of the Compensation Committee. The Compensation Committee uses a combination of structured compensation frameworks and subjective business judgment to determine salaries, bonuses, and restricted stock awards. In general, the total compensation awarded to Mattersight’s Executives is designed to be equitable and market competitive. Mattersight broadly defines its competitive market for executive talent and investment capital to be the technology, analytics, and Software as a Service industries. In determining executive compensation, Mattersight does not perform formal benchmarking, but rather continuously calibrates the Compensation Program based on its senior-level recruiting activity and a general understanding of compensation practices within the competitive market.

Changes in Named Executive Officers. Effective May 31, 2011, Karen Bolton was named Vice President of Client Management (with her title changing to Executive Vice President of Client Management effective February 8, 2012) and Christopher J. Danson was named Vice President of Delivery (with his title changing to Executive Vice President of Delivery effective February 8, 2012). Tyson Marian joined Mattersight as its Vice President of Marketing and Chief Marketing Officer on June 6, 2011 and his employment terminated effective February 6, 2012. The terms of Mr. Marian’s severance arrangement are described in more detail in “Potential Payments upon Termination or Change in Control” on page 36.

Executive Compensation Decision-Making Process

Determining Compensation for the Chief Executive Officer. Mr. Conway’s annual salary and target bonus are established under the terms of his employment agreement with the Company. Each year, the Compensation Committee reviews Mr. Conway’s performance against his established goals to determine the actual bonus payable to Mr. Conway. In connection with the divestiture of the ICS Business, effective April 19, 2011, Mr. Conway executed a Second Amended and Restated Employment Agreement, which included, among other terms, amendments to his base compensation and target bonus. Under the Second Amended and Restated Employment Agreement, Mr. Conway’s compensation package consists of a $300,000 base salary and a target bonus of at least $300,000. Prior to execution of the Second Amended and Restated Employment Agreement, Mr. Conway’s 2011 compensation package consisted of a $425,000 annual base salary and a target bonus of $1,008,000. These changes were made to better align Mr. Conway’s compensation with market standards for chief executive officers of companies of a comparable size and stage of development as Mattersight after its divestiture of the ICS Business. As of March 1, 2012, Mr. Conway owns approximately 1.1 million shares of the Company’s common stock.

Determining Compensation for the Other Named Executive Officers

Approach. The Named Executive Officers are members of the Company’s leadership team. The Compensation Program for the Named Executive Officers is designed to motivate individual performance, as members of the leadership team, to drive the Company’s overall success and long-term stockholder value. As a result, the Named Executive Officers are incentivized to perform in respect of objectives both within and outside of the officer’s primary area of responsibility. In addition, the total compensation awarded to the Company’s executives is designed to be internally equitable and market competitive.

Discretion and Judgment of the Compensation Committee. The Compensation Committee determines the compensation for the Named Executive Officers. Each year, the Compensation Committee reviews the performance of each Named Executive Officer against his or her established goals to determine if changes in the officer’s compensation package are appropriate based on the considerations described below. At the Compensation Committee’s request, Mr. Conway provides input regarding the performance and appropriate compensation of the other Named Executive Officers. The Compensation Committee gives considerable weight to Mr. Conway’s evaluation of the other Named Executive Officers because of his direct knowledge of each Named Executive Officer’s performance and contributions. Mr. Conway does not participate in the Compensation Committee’s deliberations or decisions with regard to his own compensation.

Stockholder Say-on-Pay Votes

As previously reported, at the Company’s 2011 Annual Meeting of Stockholders, a substantial majority of the shares cast voted, on an advisory basis, to approve our 2011 executive compensation program and recommended that the Company hold future advisory votes on executive compensation every three years. After consideration of the stockholder voting results, the Company’s board of directors has determined that the Company will hold an advisory vote on executive compensation every three years until the next stockholder advisory vote on the frequency of future votes on executive compensation. Further, in light of the strong support of our stockholders for our executive compensation program, we have not made any specific changes to our program, but will continue to take into account the results of the stockholder advisory vote in monitoring and developing our executive compensation program and practices.

Elements of Compensation

The Compensation Program consists of the following principal elements:

•	long-term equity incentive awards in the form of options or restricted stock grants;

•	annual performance-based cash incentive awards (bonuses); and

•	base salary.

In addition, certain Named Executive Officers are entitled to post-termination severance and accelerated vesting of stock options and shares of restricted stock upon a termination and/or a change of control (as described below in “Potential Payments upon Termination or Change in Control” on page 36). Our other benefits consist of life and health insurance and a qualified 401(k) savings plan.

The Company calibrates the Compensation Program annually based on senior-level recruiting activity and a general understanding of compensation practices within the competitive market. More specifically, Mr. Conway uses his experience in the industry and his general understanding of industry compensation trends and practices to inform his subjective recommendation for target bonus and long-term equity incentive award amounts for the other Named Executive Officers. Similarly, the members of our Compensation Committee bring their collective experience within the industry and on other boards of directors and committees to bear in setting compensation levels for our Named Executive Officers.

Long-Term Equity Incentives

Overview. The goal of our long-term, equity-based incentive awards is to retain key executives, attract new executives, and align the interests of Named Executive Officers with stockholders.

Equity Incentives. The Company grants equity incentives to its Named Executive Officers to incentivize their performance and further align their interests with those of stockholders. In recent years, these equity incentives have been granted in the form of long-term restricted stock awards because the grant date value of a restricted stock award is greater than the grant date value of a stock option, based on generally-accepted equity award valuation models. In 2012, the Compensation Committee determined that the equity incentives granted to the Named Executive Officers should take the form of stock option awards rather than restricted stock. This determination was made to better align the Company’s equity incentive practices with those of companies of a comparable size and stage of development as Mattersight after its divestiture of the ICS Business.

Purpose of Long Vesting Periods. The annual equity incentives granted to the Company’s Named Executive Officers have a four year vesting period because the Company believes that long vesting periods encourage its executives to focus on the Company’s long-term business objectives and long-term stock price performance. In addition, because vesting ceases upon termination of employment, these long vesting periods are a significant factor in retaining executives, thereby providing consistency in Company leadership. Annual restricted stock and stock option awards, which are approved by the Compensation Committee at its February meeting each year, vest in equal installments on a quarterly basis over a four year period, with vesting commencing on May 31. The Compensation Committee has discretion to grant awards with different vesting schedules for newly hired employees or in other cases, as may be recommended by management.

2011 Equity Grants. In February 2011, the following restricted stock awards to the Named Executive Officers (excluding Mr. Marian, who was not employed at that time) were approved by the Compensation Committee: 200,000 shares to Mr. Conway; 30,000 shares to Mr. Noon; 50,000 shares to Mr. Danson; and 50,000 shares to Ms. Bolton. The Compensation Committee and Mr. Conway (other than with respect to his own award) approved the stock awards for each Named Executive Officer, based upon a subjective assessment that such levels reflected the experience and responsibility levels of the officers and were sufficient to retain the officers. The grants awarded to the Named Executive Officers (excluding Mr. Marian) vest in equal quarterly increments over a four-year period, commencing on May 31, 2011. Mr. Marian was granted a restricted stock award of 125,000 shares under the terms of his Employment Agreement, dated June 6, 2011, which was subject to vesting in equal quarterly increments over a four-year period, with vesting commencing on August 31, 2011.

In addition, on June 6, 2011, Mr. Conway was granted an option to purchase 50,000 shares of Common Stock as a bonus for his services in respect of the sale of the ICS Business. The option will become exercisable as follows: (i) one increment equal to 25% of the shares subject to the option on May 31, 2012 and (ii) 12 equal increments equal to 6.25% of the shares subject to the option on a quarterly basis thereafter, such that the option will be fully exercisable in approximately four years. The exercise price for the option is the closing price on the grant date and the option expires 10 years after the grant date.

ICS Incentive Program. In November 2009, we launched a long-term incentive program for the ICS Business (the “ICS Incentive Program”), under the terms of which performance unit awards were awarded to certain employees, including Ms. Bolton and Mr. Danson. The performance units were awarded under the 1999 Plan. The performance period for the awards began on October 1, 2009 and ended on the date of the sale of the ICS Business, which constituted an “acceleration event” under the terms of the award agreement. As required by the award agreement, to determine the value of the performance units and the payout with respect thereto, the Compensation Committee evaluated the ultimate value of the ICS Business arising from its sale (“Business Unit Value”) relative to the baseline value as defined in the award agreement. The Compensation Committee determined, after due consideration, that the sale did not result in Business Unit Value in excess of the baseline value and that, therefore, there was no payout with respect to the performance units.

Cash Compensation

Overview. Mattersight believes that base salaries should be based on the competitive marketplace for the specific roles and responsibilities of the position as well as the experience, knowledge, and demonstrated performance of the individual. From time to time, in the discretion of the Compensation Committee and based on the recommendations of Mr. Conway (except with respect to his own base salary), merit-based salary increases are approved.

Annual Base Salaries. In 2011, pursuant to the terms of his Second Amended and Restated Employment Agreement, Mr. Conway’s base salary was reduced from $425,000 to $300,000. The base salaries of Mr. Noon and Mr. Danson remained unchanged at $200,000 and $275,000, respectively. Ms. Bolton’s base salary was increased in May 2011 from $200,000 to $250,000, to reflect the increased responsibilities assigned to her in connection with her promotion to Vice President of Client Management. Mr. Marian’s base salary rate during 2011 was $250,000.

Bonuses. The amount of individual annual cash-based incentives awarded to all participants in the Compensation Program is based on two factors: (i) the target bonus amount of each participant, as established in his or her employment agreement or as otherwise established by the Chief Executive Officer and approved by the Compensation Committee; and (ii) individual performance levels for the relevant fiscal year as measured against assigned performance goals (detailed below).

In establishing individual target bonus amounts, the Compensation Committee has focused bonuses on rewarding and retaining our Executives and other vice presidents who are considered most essential to growing our business.

Mr. Conway is assigned four performance goals and each other Executive is assigned three performance goals, all of which are derived from the Company’s annual goals for the relevant year. The Company’s annual goals (detailed below) are established by Mr. Conway and our board of directors. The goals assigned to each individual are those that the Compensation Committee has determined are most relevant to the roles and responsibilities of the relevant executive.

2011 Annual Goals. At its quarterly meetings, the Compensation Committee, with input requested and received from Mr. Conway, evaluated Mattersight’s performance against its 2011 annual goals. The 2011 annual goals for the Company were adjusted subsequent to the sale of the ICS Business, in order to reflect the impact of the sale on the Company and its focus on the Behavioral Analytics business. At its February 2012 meeting, the Compensation Committee reviewed Mattersight’s performance against the 2011 annual goals and determined that Mattersight had attained its goals, as and to the extent described in the table below.

Description	Performance Measure	Company Performance	% Attainment

“Bookings”, defined as 2011 bookings for Behavioral Analytics Service contracts	Bookings of $20 million for 50% payout, $35 million for 100% payout, and $50 million for 200% payout	Bookings were $40.3 million	135%

“Company Profit and Loss” performance, calculated based on 2011 Adjusted Earnings, a non-GAAP measure representing cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities	Adjusted Earnings of ($9.0 million) for 50% payout and ($7.7 million) for 100% payout	Adjusted Earnings were ($8.1 million)	85%

Description	Performance Measure	Company Performance	% Attainment

“New Logo Points”, calculated as 5 points for each contract with a new customer having 5,000+ seats; 3 points for each contract with a new customer having 1,000-5,000 seats, and one point for each contract with a new customer having fewer than 1,000 seats	12 New Logo Points for 50% payout, 18 New Logo Points for 100% payout, and 24 New Logo Points for 200% Payout	No New Logo Points were earned	0%

“New Product Contracts”, defined as a contract with an existing or new customer for any of the following new Behavioral Analytics applications: Desktop Analytics, Fraud Analytics, Back Office Analytics, or any Predictive Model	5 New Product Contracts for 50% payout, 7 New Product Contracts for 100% payout, and 9 New Product Contracts for 200% payout	The Company executed 9 New Product Contracts.	200%

Q4 G&A Transition, measured as reducing General & Administrative expenses below $1.4 million in the fourth quarter of 2011	Percentage payout based on percentage of goal met	Q4 G&A expense, excluding non-cash compensation costs of $344k, was $1,356k. The goal was deemed met by the Compensation Committee because $90k of recruiting and facility management expenses were reclassified to G&A expense in Q4, but the target was not adjusted to reflect this reclassification.	100%

“Governance”, defined as the Company’s timeliness and accuracy in financial and securities reporting and filing	Percentage payout based upon subjective determination regarding the occurrence of Governance issues; not subject to quantification	Governance met or exceeded expectations	100%

Based on its evaluation of the Company’s attainment of each of its 2011 goals, as and to the extent indicated above, the Compensation Committee approved payment of bonuses to certain participants in the Compensation Program. The actual amount of each individual’s annual bonus was determined by (i) assigning a percentage of each individual’s target bonus amount to each of the assigned performance goals, to derive a dollar amount associated with the applicable percentage achievement of the goal, (ii) multiplying the dollar amount associated with each performance goal by the appropriate percentage as indicated in the table above, to derive the actual bonus associated with such performance goal, and (iii) calculating the total bonus by adding together each of the amounts derived pursuant to the preceding clause.

Individual Annual Bonuses

(1) Target Bonus Amount of Named Executive Officers. The employment agreements for Mr. Conway, Ms. Bolton, and Mr. Danson establish target bonuses of $300,000, 100% of base salary, and 100% of base salary, respectively. Mr. Conway may receive an additional bonus amount equal to up to 10% of his target bonus, in the sole discretion of the Compensation Committee, based on its subjective evaluation of his overall performance as the Company’s chief executive officer. The remaining Named Executive Officer’s actual bonuses are capped at 100% of their respective target bonus. The target bonuses may be increased based upon the Compensation Committee’s subjective assessment that the adjusted target is more consistent with industry practice, better reflected the experience and responsibility levels of the officers, and/or is necessary to retain the officer. The target bonus amount for each of the Named Executive Officers in 2011 was as follows: $300,000 for Mr. Conway; $80,000 for Mr. Noon; $200,000 for Ms. Bolton, and $360,000 for Mr. Danson. Ms. Bolton’s 2011 target bonus was reduced because she transitioned from a commission-based compensation program in May 2011, which resulted in her being paid $325,000 in run-off commission payments in addition to the bonus under the Compensation Program. The Compensation Committee and Mr. Conway approved the bonus target for Mr. Noon, based upon a subjective assessment that the bonus target was consistent with industry practice, reflected the experience and responsibility levels of Mr. Noon, and was sufficient to retain him. Mr. Marian is not included in this discussion as he was not eligible to receive a performance-based bonus due to the termination of his employment with the Company in February 2012. However, Mr. Marian did receive a bonus of $75,000 in connection with his hire in June 2011.

(2) Calculation of Individual Annual Bonuses. Using the formula indicated above, the Compensation Committee calculated and approved individual annual bonuses for each of the Named Executive Officers (excluding Mr. Marian) as follows:

	Target Bonus	Goal 1	Goal 2	Goal 3	Goal 4	Total(1)
Kelly D. Conway	$300,000	Bookings	Company P&L	New Logo Points	New Product Contracts

% of Target Bonus		50%	15%	15%	10%

% Attainment		135%	85%	0%	200%

Bonus Amount		$202,000	$38,000	$0	$60,000	$330,000	(2)

Karen Bolton	$200,000	Bookings	Company P&L	New Logo Points	New Product Contracts

% of Target Bonus		50%	15%	15%	10%

% Attainment		135%	85%	0%	200%

Bonus Amount		$135,000	$25,000	$0	$40,000	$200,000

Christopher J. Danson	$360,000	Bookings	Company P&L	New Logo Points	New Product Contracts

% of Target Bonus		50%	15%	15%	10%

% Attainment		135%	85%	0%	200%

Bonus Amount		$243,000	$45,000	$0	$72,000	$360,000

William B. Noon	$80,000	Company P&L	G&A Transition	Governance

% of Target Bonus		40%	40%	20%

% Attainment		85%	100%	100%

Bonus Amount		$27,000	$32,000	$16,000		$75,000

(1)	Calculation of each bonus component is rounded down to the nearest thousand.
(2)	Reflects the Compensation Committee’s subjective determination that Mr. Conway earned an additional 10% of his target bonus, equal to $30,000.

Stock Incentive Plan

We administer one stock incentive plan, the 1999 Plan, pursuant to which we grant equity-based awards. We adopted the 1999 Plan effective June 22, 1999, and it was most recently amended and restated as of May 15, 2008. The 1999 Plan will automatically terminate on May 15, 2018 unless it is renewed in accordance with its terms. The 1999 Plan is administered by the Compensation Committee, which may, in certain circumstances, delegate certain of its duties to one or more of the Named Executive Officers, but the full board retains the right to administer the 1999 Plan in all respects. The Compensation Committee has the power to interpret the 1999 Plan and to adopt rules for the administration, interpretation, and application of the plan according to its terms. Each year, on the first day of our fiscal year, the number of shares available to be issued under the 1999 Plan (other than with respect to incentive stock options) automatically increases by 5% of the number of issued and outstanding shares of Common Stock as of that date. As of December 31, 2011, there were 897,513 shares available for issuance or delivery under the 1999 Plan.

The principal purposes of the 1999 Plan are to align the interests of the Company’s stockholders and the recipients of awards under the plan by increasing the proprietary interest of such recipients in the Company’s growth and success and to attract, motivate, reward, and retain selected employees, consultants, agents, and directors through the granting of stock-based compensation awards. The Compensation Committee determines who will receive awards under the 1999 Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards, consistent with the terms of the 1999 Plan. The 1999 Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code), stock appreciation rights, restricted stock awards, and other stock-based awards. The specific terms of the awards are included in individual award agreements.

Change in Control and Severance Benefits

We provide the opportunity for our Named Executive Officers to be protected under the severance and, for certain Named Executive Officers, change of control provisions, contained in their employment agreements. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to ensure that these executives are not influenced by their personal situation and are able to be objective in evaluating a potential change in control transaction, should one arise. Our severance and change of control provisions are summarized in “Potential Payments upon Termination or Change in Control” on page 36.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans.

EXECUTIVE COMPENSATION

2011 Summary Compensation Table(1)

The following table sets forth information regarding 2011 compensation for each of our 2011 Named Executive Officers; 2010 and 2009 compensation is presented for such executives who were also named executive officers in 2010 and 2009. In accordance with SEC rules, 2010 and 2009 compensation is not presented for Ms. Bolton, Mr. Danson, or Mr. Marian because they were not named executive officers in those years.

Name and Principal Position	Year	Salary(4)	Bonus(5)		Stock Awards(9)	Option Awards(10)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(11)	Total
Kelly D. Conway	2011	$352,083	$120,000	(6)	$1,828,693	$187,270	$300,000	—	$2,788,046
President and	2010	$425,000	—		$1,314,000	—	$448,688	—	$2,187,688
Chief Executive Officer	2009	$423,750	—		$604,000	—	$583,000	$1,973	$1,612,723

William B. Noon	2011	$200,000	—		$273,606	—	$75,000	—	$548,606
Vice President and	2010	$197,500	$25,000	(7)	$104,726	—	$41,600	—	$368,826
Chief Financial Officer	2009	$192,219	—		$60,400	—	$70,000	$1,973	$324,592

Karen Bolton(2)	2011	$229,167	—		$565,000	—	$200,000	$998,368	$1,992,535
Executive Vice President of Client Management

Christopher J. Danson(3)	2011	$275,000	—		$673,502	—	$360,000	—	$1,308,502
Executive Vice President of Delivery

Tyson J. Marian	2011	$135,417	$75,000	(8)	$687,500	—	—	—	$897,917
Former Vice President of Marketing and Chief Strategy Officer (effective June 6, 2011 through February 6, 2012)

(1)	For a description of the employment agreements entered into between Mattersight and each of the current Named Executive Officers, see “Employment Agreements” on page 33.
(2)	Effective May 31, 2011, Ms. Bolton was named as the Company’s Vice President of Client Management; her title was changed to Executive Vice President of Client Management in February 2012.
(3)	Effective May 31, 2011, Mr. Danson was named as the Company’s Vice President of Delivery; his title was changed to Executive Vice President of Delivery in February 2012.
(4)

As reported above, in 2011, 2010, and 2009, base salary accounted for approximately 13%, 19%, and 26% respectively, of total compensation for Mr. Conway, and 18%, 65%, and 29%, respectively, on average for the other Named Executive Officers.

(5)

Amounts of bonuses have been characterized as non-equity incentive plan compensation because determination of awards in each of 2011, 2010, and 2009 was based on attainment of pre-established goals in a more formulaic way than in years prior to 2009.

(6)

Consists of a discretionary bonus of $30,000, as described above, and a separate discretionary cash bonus of $90,000 paid to Mr. Conway (in addition to the previously described option grant) for his services in respect of the sale of the ICS Business.

(7)	Consists of a discretionary bonus of $25,000 paid to Mr. Noon in consideration of his extraordinary performance in connection with the sale of the ICS Business.
(8)	Consists of a bonus of $75,000 paid to Mr. Marian in connection with his hire in June 2011.

(9)

Reflects the grant date fair value of the stock awards granted to Named Executive Officers in each applicable year, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of stock grants are set forth in Mattersight’s Form 10-K for the fiscal year ended December 31, 2011 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Fourteen – Stock-Based Compensation.”

(10)

Reflects the grant date fair value of the options granted during 2011 to the applicable executives, which was computed in accordance with FASB ASC 718. The assumptions used with respect to the valuation of option grants are set forth in Mattersight’s Form 10-K for the fiscal year ended December 31, 2011 under “Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Fourteen – Stock-Based Compensation.” These amounts have been restated to reflect the grant date fair value for the respective years, in accordance with SEC rules.

(11)	In 2010, employer contributions to a Mattersight qualified defined contribution plan were suspended.

Employment Agreements

Mattersight has entered into employment agreements with each of the Named Executive Officers. The material terms of such agreements are summarized in the following paragraphs.

Employment Agreement with Mr. Conway

Under his Second Amended and Restated Employment Agreement, Mr. Conway’s annual base salary is set at $300,000, subject to annual review and discretionary adjustment. In addition to base salary, he is eligible to participate in our other compensation programs, including annual bonus, equity incentive awards, and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that we may terminate his employment at any time, with or without Cause (as defined in the agreement), and that Mr. Conway may terminate his employment with or without Good Reason (as defined in the agreement).

The terms for termination of Mr. Conway’s employment by us without Cause, by Mr. Conway for Good Reason, in connection with a Change in Control, or upon Mr. Conway’s death or Disability (as defined in the agreement) are described in “Potential Payments upon Termination or Change in Control” beginning on page 36.

Employment Agreements with Other Named Executive Officers

Mattersight has entered into employment agreements with each of its other Named Executive Officers, which generally provide for a base salary and eligibility to receive an annual performance bonus. The agreements with Mr. Danson and Ms. Bolton establish a target amount for their annual performance bonuses. All of the agreements with Named Executive Officers include certain customary non-competition, non-solicitation, and proprietary information and invention provisions. Prior to its termination, the agreement of Mr. Marian had comparable terms.

The employment agreements with Mr. Danson and Ms. Bolton do not specify a term of employment and state that they are employees at will. Their employment agreements provide that we may terminate their employment at any time, with or without Cause (as defined in each agreement), and that they may terminate their employment with or without Good Reason (as defined in each agreement). Prior to its termination, the agreement of Mr. Marian had comparable terms.

The employment agreement with Mr. Noon provides that the term of his employment is one year, automatically renewing annually unless terminated by Mattersight on at least 90 days’ written notice prior to the expiration of the then current term. His employment may be terminated by Mattersight, with or without reason at any time, whether or not for Serious Misconduct (as defined in the agreement).

The terms of the termination events detailed above for each executive are described in “Potential Payments upon Termination or Change in Control” beginning on page 36.

2011 Grants of Plan-Based Awards(1)

The following table summarizes the plan-based awards granted to our Named Executive Officers in 2011, all of which were granted under the 1999 Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target/Maximum($)(2)	Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Kelly D. Conway	2/16/11		200,000	$1,380,000
	2/16/11		65,028	$448,693
		$300,000
William B. Noon	2/16/11		30,000	$207,000
	2/16/11		9,653	$66,606
		$80,000
Karen Bolton	2/16/11		50,000	$345,000
	8/10/11		40,000	$220,000
		$300,000
Christopher J Danson	2/16/11		50,000	$345,000
	2/16/11		47,609	$328,502
		$275,000
Tyson J. Marian	8/10/11		125,000	$687,500

(1)

All grants were approved by the Compensation Committee. Restricted stock includes a feature whereby we may withhold shares from vesting of the award, as applicable (which is generally treated as a sale of those shares back to Mattersight at fair market value) to satisfy tax withholding obligations related to the grantee. Restricted stock grants generally vest in 16 equal quarterly increments equal to 6.25% of the shares of restricted stock granted. However, the grants awarded on February 16, 2011 were granted in lieu of cash bonuses for 2010 performance of the Named Executive Officers and, under the terms of the applicable award agreements, vested fully on February 29, 2012.

(2)	This represents the potential amounts payable under our 2012 annual incentive program (there are no threshold amounts specified under our program).
(3)

Valuation assumptions are found under “ Mattersight Corporation Consolidated Financial Statements – Notes to Consolidated Financial Statements – Note Fourteen – Stock-Based Compensation” in Mattersight’s Form 10-K for the fiscal year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for Mattersight’s Named Executive Officers as of December 31, 2011. These amounts do not include 2012 equity awards. For information regarding the total beneficial ownership of Mattersight securities by its Named Executive Officers, see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 20.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Kelly D. Conway	—	50,000	$6.15	6/06/2021	205,556	(3)	$955,835
	100,000	—	$10.54	2/19/2018
	100,000	—	$21.95	2/20/2017
William B. Noon	—	—	—	—	48,715	(4)	$226,525
Karen Bolton	14,063	937	$10.54	2/19/2018	76,097	(5)	$353,851
	40,000	—	$21.95	2/20/2017
Christopher J. Danson	32,813	2,187	$10.54	2/19/2018	140,735	(6)	$654,418
	40,000	—	$21.95	2/20/2017
Tyson J. Marian	—	—	—	—	109,375	(7)	$508,594

(1)	With respect to Mr. Conway, comprised of the following:

•	Initial option award of 50,000 on June 6, 2011; vesting 12,500 on May 31, 2012 and 3,125 per quarter thereafter; 50,000 remaining unvested.

With respect to Ms. Bolton, comprised of the following:

•	Initial option award of 15,000 on February 19, 2008; vesting 937 on February 29, 2012; 937 remaining unvested.

With respect to Mr. Danson, comprised of the following:

•	Initial option award of 35,000 on February 19, 2008; vesting 2,187 on February 29, 2012; 2,187 remaining unvested.

(2)	Market value is calculated based on the number of shares multiplied by the closing market price of Common Stock on December 30, 2011 (the last business day of the year) which was $4.65 per share.

(3)	Comprised of the following:

•

Initial grant of 200,000 on February 16, 2011; vesting 12,500 per quarter; 145,919 remaining unvested. Due to retirement eligible status, 16,581 shares were withheld to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

•

Initial grant of 65,028 on February 16, 2011; vesting 100% on February 29, 2012; 59,637 remaining unvested. Due to retirement eligible status, 5,391 shares were withheld to satisfy tax withholding obligations due to meeting age and service requirements for accelerated vesting of 20% of the underlying award.

(4)	Comprised of the following:

•	Initial grant of 20,000 on February 11, 2009; vesting 5,000 on February 28, 2010 and 1,250 per quarter thereafter; 6,250 remaining unvested.

•	Initial grant of 15,000 on February 8, 2010; vesting 937 per quarter; 8,437 remaining unvested.

•	Initial grant of 30,000 on February 16, 2011; vesting 1,875 per quarter; 24,375 remaining unvested.

•	Initial grant of 9,653 on February 16, 2011; vesting 100% on February 29, 2012; 9,653 remaining unvested.

(5)	Comprised of the following:

•	Initial grant of 7,500 on February 19, 2008; vesting 1,875 on February 28, 2009 and 468 per quarter thereafter; 472 remaining unvested.
•	Initial grant of 50,000 on February 16, 2011; vesting 3,125 per quarter; 40,625 remaining unvested.

•	Initial grant of 40,000 on August 10, 2011; vesting 2,500 per quarter; 35,000 remaining unvested.

(6)	Comprised of the following:

•	Initial grant of 15,000 on February 19, 2008; vesting 938 on February 29, 2012; 938 remaining unvested.

•	Initial grant of 75,000 on February 11, 2009; vesting 18,750 on February 28, 2010 and 4,687 per quarter thereafter; 23,438 remaining unvested.

•	Initial grant of 50,000 on February 8, 2010; vesting 3,125 per quarter; 28,125 remaining unvested.

•	Initial grant of 50,000 on February 16, 2011; vesting 3,125 per quarter; 40,625 remaining unvested.

•	Initial grant of 47,609 on February 16, 2011; vesting 100% on February 29, 2012; 47,609 remaining unvested.

(7)	Comprised of the following:

•	Initial grant of 125,000 on August 10, 2011; vesting 7,812 per quarter; 109,375 remaining unvested.

2011 Options Exercised and Stock Vested

The following table shows restricted stock awards for our Named Executive Officers that vested during 2011. As of December 31, 2011, the only outstanding stock options were those set forth in the table “Outstanding Equity Awards at 2011 Fiscal Year End” on page 34. No stock options were exercised by our Named Executive Officers in 2011.

Name	Number of Shares Acquired on Vesting		Value Realized on Vesting (2)
Kelly D. Conway	351,347	(1)	$2,440,089
William B. Noon	15,375		$89,358
Karen Bolton	22,749		$131,908
Christopher J. Danson	50,875		$300,973
Tyson J. Marian	15,625		$79,844

(1)

Following the completion of the sale of the ICS Business on May 28, 2011, 261,250 shares of unvested restricted stock awards were vested under the terms of Mr. Conway’s Second Amended and Restated Employment Agreement.

(2)	Value is calculated by multiplying the number of shares vesting by the closing market price of Common Stock on the respective vesting dates of the restricted stock awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We are obligated under the terms of their respective employment agreements to make severance payments to our Named Executive Officers only in the event that we terminate their employment without Cause (with respect to all Named Executive Officers other than Mr. Noon) or for other than Serious Misconduct (with respect to Mr. Noon) or in the event a Named Executive Officer other than Mr. Noon resigns with Good Reason. In the event we are obligated under the terms of the relevant employment agreement to make a severance payment, no payments are due unless the Named Executive Officer executes a general release. Mr. Noon’s agreement does not provide for severance upon a termination for Good Reason nor does it require execution of a general release. With respect to the foregoing and to the topics discussed below, prior to its termination, the agreement of Mr. Marian had terms comparable to those of Mr. Danson and Ms. Bolton.

Relevant Definitions

The following terms, which are relevant to this discussion, are defined in the Named Executive Officers’ employment agreements as follows:

Cause. A termination for “Cause” occurs if Mattersight terminates the employment of a Named Executive Officer (other than Mr. Noon) for any of the following reasons:

(i)	conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;

(ii)	fraud upon Mattersight (or an affiliate), embezzlement, or misappropriation of corporate funds;

(iii)	willful acts of dishonesty materially harmful to Mattersight;

(iv)	activities materially harmful to Mattersight’s reputation;

(v)

the executive’s willful misconduct, willful refusal to perform his or her duties, or substantial willful disregard of his or her duties provided that Mattersight first provides the executive with written notice of such conduct and thirty (30) days to cure such conduct, if such conduct is reasonably susceptible to cure; or

(vi)

material breach of the employment agreement or any other agreement with or policy of Mattersight, causing material harm to Mattersight, or breach of any statutory duty or common law duty owed to Mattersight.

Serious Misconduct. A termination for “Serious Misconduct” occurs if Mattersight terminates Mr. Noon’s employment for any of the following reasons:

(i)	fraud, embezzlement, or misappropriation of corporate funds;

(ii)	other acts of dishonesty, conviction of a felony, or other crime involving moral turpitude;

(iii)	activities materially harmful to Mattersight’s reputation;

(iv)	willful refusal to perform or substantial disregard of the executive’s assigned duties (including, but not limited to, refusal to travel or work requested hours);

(v)	any significant violation of any statutory or common law duty of loyalty to Mattersight; or

(vi)	any material breach or violation by the executive of any provision of the agreement or any policy of Mattersight that Mattersight may have in effect from time to time.

Good Reason. Under the employment agreements for all Named Executive Officers (other than Mr. Noon), an executive generally may terminate his or her employment for “Good Reason” if any of the following conditions occur:

(i)

the executive’s base salary or target bonus is reduced below the amount set forth in his or her agreement, unless such reduction is proportionately applied to the three most highly paid executives (excluding the executive);

(ii)	the executive is involuntarily relocated to any location outside of the metropolitan area in which his or her primary office is located;

(iii)	a material diminution in the executive’s position (including offices, titles, and reporting relationships), authority, duties, or responsibilities;

(iv)	Mattersight materially breaches the terms of the agreement; or

(v)	Mattersight fails to assign the agreement to a successor upon a Change in Control.

Mr. Conway’s agreement provides that the failure of our board of directors to nominate Mr. Conway as a director constitutes Good Reason. His agreement also provides that a Change in Control, in and of itself, will not constitute Good Reason unless it results in a significant diminution of his position as described in clause (iv) above.

Mr. Danson and Ms. Bolton’s agreements provide that the definition of Good Reason does not include the diminution of responsibilities if such diminution of responsibilities is in the ordinary course of either: (i) Mattersight becoming, pursuant to a Change in Control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (ii) Mattersight becoming, pursuant to a Change in Control, either a subsidiary or equivalent separate functional business unit of a larger business organization. Prior to its termination, the agreement of Mr. Marian had comparable terms.

Change in Control. Under the employment agreements for all Named Executive Officers (other than Mr. Noon), a “Change in Control” means:

(i)	the acquisition by any individual, entity, or group of beneficial ownership of 25% or more of Mattersight’s outstanding Common Stock or voting securities;

(ii)

a change in the identity of a majority of the members of our board of directors from those who constituted the board at the time Mattersight was spun off from TSC (the “Incumbent Board”), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)

the consummation of a reorganization, merger or consolidation involving Mattersight or a sale or other disposition of all or substantially all of Mattersight’s assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)	the consummation of a plan of complete dissolution or liquidation of Mattersight.

For each of the employment agreements, the definition of Change in Control derives from the 1999 Plan.

Disability. Under the employment agreement for Mr. Conway, “Disability” means a permanent disability rendering him unable to perform his or her duties for 90 consecutive days or 180 days in any 12-month period, which determination shall be made after the period of disability, unless an earlier determination can be made, by an independent physician appointed by our board of directors. Under the employment agreement for Mr. Noon, “Disability” has the meaning provided under the terms of the Company’s then-current long-term disability program. Under the employment agreement for Mr. Danson, Ms. Bolton and, prior to its termination, Mr. Marian, “Disability” has the meaning provided under the terms of the Company’s then-current long-term disability program or, if no such program is then in effect, the same meaning as provided under Mr. Conway’s agreement.

Non-Competition

For a period of one year following a termination for any reason, the executive cannot, for him or herself or an agent, partner, or employee of any person, firm, or corporation:

(i)

with respect to Mr. Conway, without the prior written consent of our board of directors, engage in the practice of providing consulting or related services for any Mattersight client or prospect to or for whom he directly or indirectly performed or provided consulting or related services, or with whom he had personal contact, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during the two year period preceding termination of his employment with Mattersight;

(ii)

with respect to Ms. Bolton, without the prior written consent of the chief executive officer or his designee, engage in the practice of providing consulting or related services for any Mattersight client or prospective client to or for whom the executive directly or indirectly performed services, or prospect to whom she submitted (or assisted or participated in any way in the submission of) a proposal, during her prior two years of employment with Mattersight; and

(iii)

with respect to Messrs. Danson and Marian (prior to his agreement’s termination), without the prior written consent of the chief executive officer or his designee, perform services of the type performed by him during his employment with Mattersight, or any services substantially similar thereto, for any Mattersight client or prospective client to or for whom the executive directly or indirectly performed services, or prospect to whom he submitted (or assisted or participated in any way in the submission of) a proposal, during his prior two years of employment with Mattersight, in any country in which Mattersight has performed services or sold products during the preceding three years;

(iv)

with respect to Mr. Noon, perform services of the type performed by the executive during his or her employment with Mattersight or any services substantially similar thereto in any country in which Mattersight has performed services or sold products during the preceding three years, for any Mattersight client for whom the executive performed services, or prospective Mattersight client to whom the executive submitted (or assisted in the submission of) a proposal during the executive’s prior year of employment with Mattersight.

Non-Solicitation

For a period of one year following a termination for any reason, the executive cannot:

(i)

with respect to all Named Executive Officers other than Mr. Noon, directly or indirectly hire, solicit, encourage, or otherwise induce or assist in the inducement away from Mattersight any customer, client, contractor, consultant, or other person or party with whom Mattersight has a contractual relationship, any Mattersight client or any Mattersight employee, either away from Mattersight’s employ or from the faithful discharge of such employee’s contractual, statutory, and fiduciary obligations to serve Mattersight’s interests with undivided loyalty;

(ii)

with respect to Mr. Noon, induce or assist in the inducement of any Mattersight employee away from Mattersight’s employ or from the faithful discharge of such employee’s contractual and fiduciary obligations to serve Mattersight’s interests with undivided loyalty, or directly or indirectly solicit any Mattersight client to become a client of the executive or any person or entity other than Mattersight.

Termination for Good Reason, without Cause, or due to Death or Disability

Assuming the employment of our Named Executive Officers were terminated (i) by a Named Executive Officer (other than Mr. Noon) for Good Reason or by Mattersight without Cause or Serious Misconduct (as applicable) or (ii) as a result of the Named Executive Officer’s death or Disability, each as of December 31, 2011, the following individuals would be entitled to payments in the amounts set forth opposite his or her name in the following table. The details are described in the footnotes to the table. Also, any additional benefits payable due to a termination in connection with a Change in Control are included in the footnotes to the table.

Name	Salary	Bonus(11)	Health Benefits	Vesting(12)(13)	Total
Kelly D. Conway
Good Reason or Without Cause(1)	$1,200,000	$0	$30,780	$955,835	$2,186,615
Death or Disability(2)	$800,000	$0	$20,520	$955,835	$1,776,355

William B. Noon
Without Serious Misconduct(3)	$100,000	$0	$2,580	$0	$102,580
Death or Disability(4)	$0	$0	$0	$226,525	$226,525

Karen Bolton
Good Reason or Without Cause(5)	$250,000	$250,000	$21,468	$106,820	$628,288
Death or Disability(6)	$250,000	$250,000	$21,468	$353,851	$875,319

Christopher J. Danson
Good Reason or Without Cause(7)	$275,000	$317,500	$12,672	$429,181	$1,034,353
Death or Disability(8)	$275,000	$317,500	$12,672	$654,418	$1,259,590

Tyson J. Marian
Good Reason or Without Cause(9)	$187,500	$140,625	$0	$145,313	$473,438
Death or Disability(10)	$125,000	$0	$0	$508,594	$633,594

(1)

Upon termination by Mr. Conway for Good Reason or by Mattersight without Cause, Mr. Conway would be paid the following amounts as severance: a lump sum amount of $1,200,000 and health benefits of $1,710 per month for up to 18 months. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 24 months after termination, provided, that the shares of restricted stock awarded to Mr. Conway on February 16, 2011 will be accelerated in full, amounting to 205,556 shares of restricted stock with a value of $955,835.

Upon a Change in Control occurring December 31, 2011, Mr. Conway would be entitled to accelerated vesting of the restricted stock and stock options that would have vested if he were employed for an additional 36 months (whether or not he incurred a termination in connection with the Change in Control), amounting to 198,237 shares of restricted stock with a value of $921,802.

(2)

Upon termination as a result of Mr. Conway’s death or Disability, he (or his estate) would be paid a lump sum amount of $800,000 and health benefits of $1,710 per month for 12 months. In addition, he would be entitled to accelerated vesting of all of his unvested shares of restricted stock and stock options, amounting to 205,556 shares of restricted stock with a value of $955,835.

(3)

Upon termination by Mattersight without Serious Misconduct, Mr. Noon would be paid the following amounts as severance: 180 days of continued salary payments, totaling $100,000, and health benefits of $430 per month for up to 180 days. Mr. Noon is not entitled to a severance bonus or accelerated vesting for shares of restricted stock or options granted during the term of his employment in this event. Mr. Noon is entitled to no severance benefits in connection with a termination by Mr. Noon for Good Reason.

(4)

Upon termination as a result of Mr. Noon’s death or Disability, he is not entitled to any severance payments except that all of his unvested shares of restricted stock and stock options would vest, amounting to 48,715 shares of restricted stock with a value of $226,525.

(5)

Upon termination by Ms. Bolton for Good Reason or by Mattersight without Cause, Ms. Bolton would be paid the following amounts as severance: a lump sum of $250,000, representing 12 months of salary; health benefits of $1,789 per month for up to 12 months; and a bonus of $250,000, calculated as the average of the bonus for the prior year and the target bonus for the current year. In addition, she would be entitled to accelerated vesting of shares of the restricted stock and stock options that would have vested if she were employed for 12 months after termination, amounting to 22,972 shares of restricted stock with a value of $106,820.

(6)

Upon termination as a result of Ms. Bolton’s death or Disability, she (or her estate) would be paid a lump sum of $250,000, representing 12 months of salary; health benefits of $1,789 per month for 12 months; and a bonus of $250,000, calculated as the average of her bonus for the prior year and the target bonus for the current year. In addition, all of Ms. Bolton’s unvested shares of restricted stock and stock options would vest, amounting to 76,097 shares of restricted stock with a value of $353,851.

(7)

Upon termination by Mr. Danson for Good Reason or by Mattersight without Cause, Mr. Danson would be paid the following amounts as severance: a lump sum of $275,000, representing 12 months of salary; health benefits of $1,056 per month for up to 12 months; and a bonus of $275,000, calculated as 100% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to the accelerated vesting of the shares of restricted stock and stock options that would have vested if he were employed for an additional 12 months after termination, amounting to 92,297 shares of restricted stock with a value of $429,181.

(8)

Upon termination as a result of Mr. Danson’s death or Disability, he (or his estate) would be paid a lump sum of $275,000, representing 12 months of salary; health benefits of $1,056 per month for 12 months; and a total bonus of $317,500, calculated as 100% of the average of his bonus for the prior year and the target bonus for the current year. In addition, all of Mr. Danson’s unvested shares of restricted stock and stock options would vest, amounting to 140,735 shares of restricted stock with a value of $654,418.

(9)

Upon termination by Mr. Marian for Good Reason or by Mattersight without Cause, Mr. Marian would be paid the following amounts as severance: a lump sum of $187,500, representing 9 months of salary and a bonus of $140,625, calculated as 75% of the average of the bonus for the prior year and the target bonus for the current year. In addition, he would be entitled to accelerated vesting for shares of restricted stock that would have vested if he were employed for 12 months after termination, amounting to 31,250 shares of restricted stock with a value of $145,313. Under the terms of Mr. Marian’s negotiated severance agreement, entered into on March 28, 2012, in connection with his termination of employment in February 2012, he was paid a lump sum amount of $355,000, which amount includes $125,000 of bonus in respect of his 2011 performance, which was considered guaranteed under the terms of his employment agreement. In addition, he became vested in 31,250 shares of restricted stock.

(10)

Upon termination as a result of Mr. Marian’s death or Disability, he (or his estate) would be paid a lump sum of $125,000, representing 6 months of salary. In addition, Mr. Marian’s unvested shares of restricted stock would vest, amounting to 109,375 shares of restricted stock with a value of $508,594.

(11)

Solely for purposes of calculating the amounts in the table: The bonuses for 2011 were calculated as an average of the cash bonus and the target bonus. Bonuses paid to the current Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the “2011 Summary Compensation Table” on page 32.

These calculations are no guarantee of what the amounts would be under any other circumstances. Any of the amounts set forth above may vary, depending on the performance of Mattersight and the executive as well as several other circumstances.

The terms of the employment agreements of Messrs. Conway, Danson, and Marian require that these bonuses are paid within seven days after termination.

(12)	For purposes of this table, shares of restricted stock were valued at the closing price on December 30, 2011 (the last business day of the year) of $4.65 for Common Stock.
(13)

Messrs. Conway and Danson and Ms. Bolton have options that would vest under the circumstances provided for in the table. For purposes of these calculations, however, the options are not included because they had exercise prices above Mattersight’s closing stock price of $4.65 on December 30, 2011 (the last business day of the year) and are therefore valued at $0.

PRINCIPAL ACCOUNTING FEES AND SERVICES

For fiscal years 2011 and 2010, fees for services provided by Grant Thornton LLP (“Grant Thornton”) were as described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees paid to Grant Thornton for the 2011 and 2010 fiscal years were $370,000 and $403,000, respectively. Of the total audit fees paid in fiscal year 2011, $359,000 was for professional services rendered for the audits of the consolidated financial statements of Mattersight and internal controls of Mattersight and $11,000 was for statutory audit work for Mattersight affiliates in non-U.S. jurisdictions.

Audit-Related Fees

For fiscal year 2011, Grant Thornton was paid $46,000 in audit-related fees for accounting consultations. No audit-related fees were paid to Grant Thornton for fiscal year 2010.

Tax Fees

For fiscal year 2011, Grant Thornton was paid $155,000 in tax fees. For fiscal year 2010, Grant Thornton was paid $123,000 in tax fees.

All Other Fees

No fees other than those described above were paid to Grant Thornton for fiscal years 2011 or 2010.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to Mattersight by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee, covers a period of at least two years, and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval and the fees for the services performed to-date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to Mattersight by Grant Thornton during 2011 and 2010 were pre-approved by the Audit Committee in accordance with this policy. Specifically, the Audit Committee pre-approved Grant Thornton’s provision of audit services for 2011 and 2010. In addition, at its October 2009 meeting, the Audit Committee pre-approved Grant Thornton’s provision of domestic tax services for 2010 through 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with Mattersight’s management and Grant Thornton the audited financial statements of Mattersight contained in Mattersight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in Mattersight’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on March 15, 2012.

John C. Staley, Chair

John T. Kohler

David B. Mullen

Michael J. Murray

PROPOSAL #2: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton acted as independent public accountants for Mattersight for 2011. The Audit Committee appointed Grant Thornton as independent public accountants for Mattersight to audit Mattersight’s consolidated financial statements for 2012.

Mattersight has been advised that representatives of Grant Thornton will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Vote Required for Ratification of Independent Public Accountants

The ratification of the appointment of Grant Thornton as our independent public accountants will require the affirmative vote of holders of a majority of shares of Mattersight Stock outstanding and entitled to vote and present at the Annual Meeting.

Recommendation of Our Board of Directors

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS MATTERSIGHT’S INDEPENDENT PUBLIC ACCOUNTANTS.

OTHER BUSINESS

Our board of directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters arise that are properly presented and require a vote of Mattersight stockholders, the persons named as proxies on the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of Mattersight.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013

Deadline for Inclusion in Proxy Statement

Any stockholder proposal to be considered by Mattersight for inclusion in the Proxy Statement and form of proxy for next year’s Annual Meeting of Stockholders must be received by Mattersight’s Corporate Secretary at its principal executive offices, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606, no later than December 6, 2012 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with the advance notice procedures set forth in Mattersight’s By-Laws in order to be brought properly before that annual stockholders’ meeting. In addition, with respect to any such stockholder proposals, Mattersight may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to Mattersight in accordance with such By-Law procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to Mattersight’s Corporate Secretary not less than 75 days or more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year’s annual meeting of stockholders, the written notice must be received no earlier than February 6, 2013 and no later than March 3, 2013.

In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of Mattersight at the address specified on the first page of this proxy statement.

If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, then such business will not be transacted or such defective nomination will not be accepted.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by Mattersight. In addition to soliciting proxies through the mail, certain employees of Mattersight may solicit proxies in person, by facsimile, or by telephone, without additional compensation. As is customary, Mattersight will, upon request, reimburse brokers, banks, custodians, and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of Mattersight shares.

The SEC’s rules permit Mattersight to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, Mattersight may deliver only one set of proxy materials to multiple stockholders who share an address. Mattersight agrees to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, please contact Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Chicago, Illinois 60606 or call 877-235-6925.

Your vote is important. Please submit your proxy with voting instructions by telephone or through the Internet by following the instructions provided as soon as possible or complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

/s/ Christine R. Carsen
Christine R. Carsen, Vice President, General Counsel
and Corporate Secretary

We will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on March 15, 2012, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Christine R. Carsen, Vice President, General Counsel and Corporate Secretary, Mattersight Corporation, 200 S. Wacker Drive, Suite 820, Chicago, Illinois 60606.

MATTERSIGHT CORPORATION BROADRIDGE CORPORATE ISSUER SOLUTIONS 1717 ARCH STREET, SUITE 1300 PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M41974-P21669 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.             DETACH AND RETURN THIS PORTION ONLY

MATTERSIGHT CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote
FOR ALL in Proposal #1: Election of Directors
1. Election of two directors for terms expiring at the 2015 annual meeting.		☐	☐	☐
Nominees:
01)	Tench Coxe 02) John T. Kohler

The Board of Directors recommends you vote FOR Proposal #2: Ratification of Independent Public Accountants						For	Against	Abstain

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent public accountants for the fiscal year 2012.						☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no directions are given, this proxy will be voted “FOR ALL” nominees for the Board of Directors on Proposal #1, and “FOR” Proposal #2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M41975-P21669

MATTERSIGHT CORPORATION

Annual Meeting of Stockholders

May 17, 2012 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) KELLY D. CONWAY, MICHAEL J. MURRAY, and JOHN C. STALEY, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (1) Mattersight Common Stock, par value $0.01 per share, and (2) Mattersight 7% Series B Convertible Preferred Stock, par value $0.01 per share, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 17, 2012, at the Hilton Rosemont, 5550 North River Road, Rosemont, Illinois 60018, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR ALL” THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS ON PROPOSAL #1, AND “FOR” PROPOSAL #2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE INSTRUCTIONS PROVIDED.

Continued and to be signed on reverse side